Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Artivion	Gilmartin Group LLC
Lance A. Berry	Brian Johnston
Executive Vice President,	Phone: 332-895-3222
Chief Operating Officer &	investors@artivion.com
Chief Financial Officer
Phone: 770-419-3355

Artivion Reports Third Quarter 2026 Financial Results

Third Quarter & Recent Business Highlights:

•Achieved revenue of $123.8 million in the third quarter of 2026 versus $113.4 million in the third quarter of 2025, an increase of 9% on a GAAP basis and 9% on a non-GAAP constant currency basis
•Net loss for the third quarter of 2026 was $(7.9) million, or $(0.16) per fully diluted share, and non-GAAP net income was $3.8 million, or $0.08 per fully diluted share
•Adjusted EBITDA declined 8% to $22.5 million in the third quarter of 2026 compared to $24.6 million in the third quarter of 2025

ATLANTA, GA – (November 5, 2026) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced financial results for the third quarter ended September 30, 2026.

“In the third quarter of 2026, we delivered 9% constant currency revenue growth, reflecting continued execution of our strategy to drive long-term, profitable growth through an expanding and clinically differentiated product portfolio. Revenue growth was led by On-X, which grew 13% on a constant currency basis compared to the third quarter of 2025. Stent grafts revenue grew 12% for the second consecutive quarter, despite a tougher AMDS prior year comparison,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin continued, “The number of U.S. AMDS implants increased from the second quarter, which we believe reflects the impact of our recent PMA approval and our efforts to drive adoption of this new technology. Preparations for the U.S. commercial launch of NEXUS in January 2027 are progressing well, and we look forward to our first surgeon training event in December. We also exited the quarter in a strong supply position for On-X following our investments in our Austin manufacturing facility, and ARTIZEN, our clinical trial for ARCEVO LSA, continues to enroll on schedule.”

Mr. Mackin concluded, “Overall, we are encouraged by our third quarter performance and the progress we have made so far in 2026. With the recent PMAs of AMDS and NEXUS in the U.S., and ARCEVO LSA on track with enrollment in the ARTIZEN IDE trial, we believe we are on track to being the only company with a comprehensive aortic arch portfolio, which represents an approximately $330 million annual U.S. market opportunity.”

Third Quarter 2026 Financial Results
Total revenues for the third quarter of 2026 were $123.8 million, an increase of 9% on a GAAP basis and 9% on a non-GAAP constant currency basis, both compared to the third quarter of 2025.

Net loss for the third quarter of 2026 was $(7.9) million, or $(0.16) per fully diluted common share, compared to net income of $6.5 million, or $0.13 per fully diluted common share for the third quarter of 2025. Non-GAAP net income for the third quarter of 2026 was $3.8 million, or $0.08 per fully diluted common share, compared to non-GAAP net income of $7.9 million, or $0.16 per fully diluted common share, for the third quarter of 2025. Non-GAAP net income for the third quarter of 2026 includes pretax losses related to foreign currency revaluation of $0.6 million.

2026 Financial Outlook
Artivion has narrowed its expectations for the full year 2026 and now expects revenue to be in the range of $484 to $492 million, representing growth of 8% to 10% on an adjusted constant currency basis compared to 2025 adjusted revenue1. This compares to the previous range of $480 to $496 million, representing growth of 7% to 11% on an adjusted constant currency basis compared to 2025 adjusted revenue1. This guidance contemplates a continued expectation for currency to represent an approximate one percentage point tailwind for the full year.

Artivion is narrowing its full year 2026 adjusted EBITDA to be in the range of $93 to $98 million. This compares to the previous range of $92 to $99 million. This guidance includes the previously articulated expectation to incur approximately $8 million of expense through the full year 2026 associated with the acquisition of Endospan, which closed in May 2026.

The Company’s financial performance for 2026 and future periods is subject to the risks identified below.

1 Full year 2025 adjusted revenue excluded a $2.3 million reserve for estimated payback to the Italian government for fiscal years 2019 through 2025 as a result of legislation adopted in Italy that would require medical device manufacturers to repay previously paid amounts to the extent that such expenditures ostensibly exceed annual regional maximum ceilings. In the fourth quarter of 2025, the Company recorded a liability of $2.3 million as a reduction to revenue as an estimate of the amount that the Company may be required to repay for certain years after 2018. See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP adjusted revenue, non-GAAP net income, EBITDA, adjusted EBITDA, non-GAAP general, administrative, and marketing expenses, and free cash flows. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company’s non-GAAP adjusted constant currency growth rates compare current year revenues to prior period revenues adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income, EBITDA, adjusted EBITDA, general, administrative, and marketing, and free cash flows results primarily exclude (as applicable) depreciation and amortization expense, interest income and expense, non-cash compensation expense, loss or gain on foreign currency revaluation, income tax expense or benefit, expense/(income) for business development, integration, and severance, losses on inducement/extinguishment of debt, non-cash interest expense, capital expenditures, and other non-recurring items.

The Company generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the Company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions, the operating expense structure of the Company’s existing and acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines, and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and non-cash compensation expense. The Company believes it is useful to exclude this revenue impact and certain expenses from non-GAAP financial measures because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to depreciation and amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.

The Company’s adjusted EBITDA expectations for fiscal 2026 exclude potential charges or gains that may be recorded during the fiscal year, relating to, among other things, non-cash compensation; expense/(income) for business development, integration, and severance; losses on inducement/extinguishment of debt; and foreign currency revaluations. The Company does not attempt to provide reconciliations of forward-looking adjusted EBITDA to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of the Company’s financial performance.

Webcast and Conference Call Information
The Company will hold a teleconference call and live webcast on November 5, 2026, at 4:30 p.m. ET to discuss the results, followed by a question-and-answer session. To participate in the conference call, dial 201-689-8261 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13762025.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc. is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.Artivion.com.

Forward-Looking Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include, but are not limited to, our beliefs and expectations about our revenue, year-over-year growth, growth drivers and short and long term growth prospects, earnings, currency impacts, and other financial measures and related information; our beliefs about our competitive advantages and market opportunities; our expected product mix and business strategy; anticipated quarterly fluctuations in our business; our ability to scale our business and expand adjusted EBITDA margins; that our revenues for the full year 2026 will be in the range of $484 to $492 million, representing growth of 8% to 10% compared to 2025 on an adjusted constant currency basis; that we expect non-GAAP adjusted EBITDA to be in the range of $93 to $98 million in 2026; and our expected expenses to be incurred after close of the acquisition. These forward-looking statements are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations, including, but not limited to, the unpredictability of the timing and outcome of regulatory decisions and other regulatory developments; risks relating to our international operations; the benefits anticipated from the Ascyrus Medical LLC and Endospan transactions, including the expected benefits of the NEXUS Aortic Arch Stent Graft System and other pipeline products, which we may not realize; the benefits anticipated from our clinical trials may not be achieved or achieved on our anticipated timelines; and the benefits anticipated from our expansion into APAC and LATAM may not be achieved or achieved on our anticipated timelines. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-Q for the quarter ended September 30, 2026. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Products	$98,160	$87,665	$289,507	$253,907
Preservation services	25,630	25,723	76,377	71,431
Total revenues	123,790	113,388	365,884	325,338

Cost of products and preservation services:
Products	35,701	27,811	99,389	81,389
Preservation services	12,112	11,182	34,553	32,865
Total cost of products and preservation services	47,813	38,993	133,942	114,254

Gross margin	75,977	74,395	231,942	211,084

Operating expenses:
General, administrative, and marketing	63,222	57,281	203,868	169,650
Research and development	9,808	8,078	27,704	21,869
Total operating expenses	73,030	65,359	231,572	191,519
Gain from sale of non-financial assets	—	(3,500)	—	(3,500)

Operating income	2,947	12,536	370	23,065

Interest expense	8,518	6,119	21,138	21,052
Interest income	(102)	(240)	(674)	(452)
Losses on inducement/extinguishment of debt	—	—	—	2,664
Other expense (income), net	451	(399)	(2,814)	(8,442)

(Loss) income before income taxes	(5,920)	7,056	(17,280)	8,243
Income tax expense	2,006	554	2,739	901

Net (loss) income	$(7,926)	$6,502	$(20,019)	$7,342

(Loss) income per share
Basic	$(0.16)	$0.14	$(0.41)	$0.16
Diluted	$(0.16)	$0.13	$(0.41)	$0.16

Weighted-average common shares outstanding:
Basic	48,718	47,233	48,447	44,605
Diluted	48,718	48,775	48,447	45,993

Net (loss) income	$(7,926)	$6,502	$(20,019)	$7,342
Other comprehensive (loss) income:
Foreign currency translation adjustments, net of tax	1,021	541	(8,736)	22,640
Comprehensive (loss) income	$(6,905)	$7,043	$(28,755)	$29,982

Artivion, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
In Thousands

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,399	$64,908
Trade receivables, net	94,912	89,758
Other receivables	11,461	13,921
Inventories	107,053	92,427
Deferred preservation costs	53,730	54,531
Prepaid expenses and other	23,256	42,537
Total current assets	338,811	358,082

Goodwill	344,961	254,091
Acquired technology, net	145,901	123,664
Operating lease right-of-use assets, net	35,539	34,701
Property and equipment, net	81,728	64,988
Other intangibles, net	76,008	32,831
Deferred tax assets, net	1,273	1,201
Other long-term assets	17,867	15,238
Total assets	$1,042,088	$884,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,632	$16,042
Accrued compensation	18,914	22,484
Accrued expenses	17,721	16,447
Accrued interest	6,620	4,815
Taxes payable	4,095	7,489
Accrued procurement fees	1,797	3,436
Current portion of contingent consideration	—	20,690
Current maturities of operating leases	5,093	4,649
Current portion of finance lease obligations	857	726
Other current liabilities	3,926	4,778
Total current liabilities	76,655	101,556

Long-term debt, net	363,787	215,114
Non-current contingent consideration	71,100	39,890
Non-current maturities of operating leases	34,715	34,427
Deferred tax liabilities, net	24,721	24,308
Deferred compensation liability	10,687	9,464
Non-current finance lease obligations	2,575	2,698
Other long-term liabilities	11,448	9,107
Total liabilities	$595,688	$436,564

Commitments and contingencies

Stockholders’ equity:
Preferred stock $0.01 par value per share, 5,000 shares authorized, no shares issued	—	—
Common stock $0.01 par value per share, 75,000 shares authorized, 50,277 and 49,330 shares issued as of September 30, 2026 and December 31, 2025, respectively	503	493
Additional paid-in capital	543,517	516,604
Retained deficit	(71,517)	(51,498)
Accumulated other comprehensive loss	(11,455)	(2,719)
Treasury stock, at cost, 1,487 shares as of September 30, 2026 and December 31, 2025	(14,648)	(14,648)
Total stockholders’ equity	446,400	448,232

Total liabilities and stockholders’ equity	$1,042,088	$884,796

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
In Thousands
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Net cash flows from operating activities:
Net (loss) income	$(20,019)	$7,342

Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	20,432	16,701
Non-cash compensation	22,802	20,302
Non-cash lease expense	3,968	3,824
Write-down of inventories and deferred preservation costs	3,765	3,779
Deferred income taxes	(835)	(1,484)
Change in fair value of contingent consideration	13,738	2,390
Losses on inducement/extinguishment of debt	—	2,664
Gain from sale of non-financial assets	—	(3,500)
Other	(2,089)	(7,315)
Changes in operating assets and liabilities, net of acquisition:
Receivables	(4,038)	(924)
Inventories and deferred preservation costs	(16,409)	(11,563)
Prepaid expenses and other assets	(4,511)	(4,703)
Accounts payable, accrued expenses, and other liabilities	(21,472)	(7,193)
Net cash flows (used in) provided by operating activities	(4,668)	20,320

Net cash flows from investing activities:
Capital expenditures	(31,764)	(11,534)
Acquisition of Endospan, net of cash acquired	(116,661)	—
Payments related to sale of non-financial assets	(1,500)	—
Other	(3,000)	—
Net cash flows used in investing activities	(152,925)	(11,534)

Net cash flows from financing activities:
Proceeds from issuance of long-term debt, net	148,875	—
Repayment of debt	—	(207)
Proceeds from exercise of stock options and issuance of common stock	4,121	9,613
Payment of debt issuance costs	—	(1,750)
Proceeds from financing insurance premiums	3,217	3,117
Principal payments on short-term notes payable	(2,309)	(1,395)
Payment of contingent consideration	(11,686)	—
Other	(648)	(526)
Net cash flows provided by financing activities	141,570	8,852

Effect of exchange rate changes on cash and cash equivalents	(486)	2,325
(Decrease) increase in cash and cash equivalents	(16,509)	19,963

Cash and cash equivalents beginning of period	64,908	53,463
Cash and cash equivalents end of period	$48,399	$73,426

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Products:
Aortic stent grafts	$44,278	$39,585	$135,089	$116,028
On-X	30,317	26,797	86,774	73,943
Surgical sealants	18,946	18,893	57,038	56,287
Other	4,619	2,390	10,606	7,649
Total products	98,160	87,665	289,507	253,907

Preservation services	25,630	25,723	76,377	71,431
Total revenues	$123,790	$113,388	$365,884	$325,338

North America	$63,222	$58,315	$184,250	$163,677
Europe, the Middle East, and Africa	40,087	36,224	128,621	111,982
Asia Pacific	13,267	12,237	34,126	31,582
Latin America	7,214	6,612	18,887	18,097
Total revenues	$123,790	$113,388	$365,884	$325,338

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues
$ In Thousands
(Unaudited)

	Revenues for the Three Months Ended September 30,				Percent Change From Prior Year
	2026	2025
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$44,278	$39,585	$(67)	$39,518	12%
On-X	30,317	26,797	6	26,803	13%
Surgical sealants	18,946	18,893	26	18,919	—%
Other	4,619	2,390	(2)	2,388	93%
Total products	98,160	87,665	(37)	87,628	12%

Preservation services	25,630	25,723	(17)	25,706	—%
Total	$123,790	$113,388	$(54)	$113,334	9%

North America	63,222	58,315	(40)	58,275	8%
Europe, the Middle East, and Africa	40,087	36,224	(268)	35,956	11%
Asia Pacific	13,267	12,237	—	12,237	8%
Latin America	7,214	6,612	254	6,866	5%
Total	$123,790	$113,388	$(54)	$113,334	9%

	Revenues for the Nine Months Ended September 30,				Percent Change From Prior Year
	2026	2025
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$135,089	$116,028	$5,442	$121,470	11%
On-X	86,774	73,943	951	74,894	16%
Surgical sealants	57,038	56,287	1,136	57,423	-1%
Other	10,606	7,649	30	7,679	38%
Total products	289,507	253,907	7,559	261,466	11%

Preservation services	76,377	71,431	24	71,455	7%
Total	$365,884	$325,338	$7,583	$332,921	10%

North America	184,250	163,677	96	163,773	13%
Europe, the Middle East, and Africa	128,621	111,982	6,194	118,176	9%
Asia Pacific	34,126	31,582	—	31,582	8%
Latin America	18,887	18,097	1,293	19,390	-3%
Total	$365,884	$325,338	$7,583	$332,921	10%

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
General, Administrative, and Marketing Expense, EBITDA, Adjusted EBITDA, and Free Cash Flows
In Thousands
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of G&A expenses, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$63,222	$57,281	$203,868	$169,650
Business development, integration, and severance	5,493	2,952	28,341	3,218
Cybersecurity incident	—	728	(1,478)	6,421
Adjusted G&A, non-GAAP	$57,729	$53,601	$177,005	$160,011

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of net (loss) income, GAAP and EBITDA, non-GAAP to adjusted EBITDA, non-GAAP:
Net (loss) income, GAAP	$(7,926)	$6,502	$(20,019)	$7,342
Adjustments:
Interest expense	8,518	6,119	21,138	21,052
Interest income	(102)	(240)	(674)	(452)
Income tax expense	2,006	554	2,739	901
Depreciation and amortization expense	7,344	5,717	20,432	16,701
EBITDA, non-GAAP	9,840	18,652	23,616	45,544

Non-cash compensation	6,224	6,135	22,802	20,302
Business development, integration, and severance	5,786	2,479	23,808	1,990
Cybersecurity incident	—	728	(1,478)	7,157
Losses on inducement/extinguishment of debt	—	—	—	2,664
Loss (gain) on foreign currency revaluation	642	73	2,210	(7,278)
Gain from sale of non-financial assets	—	(3,500)	—	(3,500)
Adjusted EBITDA, non-GAAP	$22,492	$24,567	$70,958	$66,879

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of cash flows from operating activities, GAAP to free cash flows, non-GAAP:
Net cash flows (used in) provided by operating activities	$(4,556)	$22,262	$(4,668)	$20,320
Capital expenditures	(13,013)	(4,609)	(31,764)	(11,534)
Free cash flows, non-GAAP	$(17,569)	$17,653	$(36,432)	$8,786

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP:
(Loss) income before income taxes	$(5,920)	$7,056	$(17,280)	$8,243
Income tax expense	2,006	554	2,739	901
Net (loss) income	$(7,926)	$6,502	$(20,019)	$7,342

Diluted (loss) income per common share	$(0.16)	$0.13	$(0.41)	$0.16

Diluted weighted-average common shares outstanding	48,718	48,775	48,447	45,993

Reconciliation of (loss) income before income taxes, GAAP to adjusted income, non-GAAP:
(Loss) income before income taxes, GAAP:	$(5,920)	$7,056	$(17,280)	$8,243
Adjustments:
Amortization expense	4,771	3,476	12,908	10,291
Business development, integration, and severance	5,786	2,479	23,808	1,990
Non-cash interest expense	441	351	1,152	1,379
Cybersecurity incident	—	728	(1,478)	7,157
Losses on inducement/extinguishment of debt	—	—	—	2,664
Gain from sale of non-financial assets	—	(3,500)	—	(3,500)
Adjusted income before income taxes, non-GAAP	5,078	10,590	19,110	28,224

Income tax expense calculated at a tax rate of 25%	1,270	2,648	4,778	7,056
Adjusted net income, non-GAAP	$3,808	$7,942	$14,332	$21,168

Reconciliation of diluted (loss) income per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted (loss) income per common share, GAAP:	$(0.16)	$0.13	$(0.41)	$0.16
Adjustments:
Amortization expense	0.10	0.07	0.26	0.22
Business development, integration, and severance	0.12	0.05	0.48	0.04
Non-cash interest expense	0.01	0.01	0.02	0.03
Cybersecurity incident	—	0.02	(0.03)	0.16
Losses on inducement/extinguishment of debt	—	—	—	0.06
Gain from sale of non-financial assets	—	(0.07)	—	(0.07)
Tax effect of non-GAAP adjustments	(0.06)	(0.02)	(0.18)	(0.11)
Effect of 25% tax rate	0.07	(0.03)	0.15	(0.03)
Adjusted diluted income per common share, non-GAAP	$0.08	$0.16	$0.29	$0.46

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	48,718	48,775	48,447	45,993
Adjustments:
Effect of dilutive stock options and awards	1,096	—	1,259	—
Diluted weighted-average common shares outstanding, non-GAAP	49,814	48,775	49,706	45,993